Exhibit (c)(1)

(PORTIONS OF AGREEMENT AND DECLARATION OF TRUST RELATING TO SHAREHOLDERS’ RIGHTS)

ARTICLE I

Definitions

(c) “Shares” means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one series or class of Shares is authorized by the Trustees, the equal proportionate transferable units into which each series or class of Shares shall be divided from time to time;

(d) “Shareholder” means a record owner of Shares;

ARTICLE III

Shares

Division of Beneficial Interest

Section 1. The number of Shares authorized shall be unlimited. The Shares of the Trust shall be issued in one or more series as the Trustees may, without shareholder approval, authorize. Each series shall be preferred over all other series in respect of the assets allocated to that series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust. The beneficial interest in each series shall at all times be divided into Shares, without par value unless otherwise determined by the Trustees, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the series with each other Share of the same series, none having priority or preference over another. The Trustees may, without Shareholder approval, divide the Shares of any series into two or more classes, Shares of each such class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the Bylaws. The Trustees may, without Shareholder approval, from time to time divide or combine the Shares of any series or class into a greater or lesser number without thereby changing the proportionate beneficial interest in the series or class. The Trustees may also, without shareholder approval, from time to time combine the Shares or two or more classes of any series into a single class.

Ownership of Shares

Section 2. The ownership of Shares shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the retirement of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the

Shareholders of each series and class and as to the number of Shares of each series and class held from time to time by each Shareholder.

No Preemptive Rights

Section 4. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.

Status of Shares and Limitation of Personal Liability

Section 5. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust or the Bylaws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the Bylaws and to have become a party thereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor except as specifically provided herein to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

Derivative Actions

Section 6. No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be mailed to the Clerk of the Trust at the Trust’s principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees may determine whether the bringing or maintenance of any such action, proceeding or claim is in the best interests of the Trust or, alternatively in their sole discretion, may submit the matter to a vote of the Shareholders of the Trust. Any such determination made by the Trustees in good faith shall be binding on all Shareholders.

Exclusive Selection of Forum for Certain Shareholder Actions

Section 7. Any action brought by a Shareholder seeking to enforce any right or privilege of Shareholders under this Declaration of Trust, challenging the powers of the Trustees thereunder, alleging a breach of fiduciary duty by any Trustee or officer of the Trust or otherwise involving primarily the internal affairs of the Trust may be brought only in the courts of The Commonwealth of Massachusetts.

ARTICLE V

Shareholders’ Voting Powers and Meetings

Voting Powers

Section 1. Subject to the voting powers of one or more classes of Shares as set forth elsewhere in this Declaration of Trust or in the Bylaws, the Shareholders shall have power to vote only (i) for the election of Trustees as provided in Article IV, Section 1, (ii) for the removal of Trustees as provided in Article IV, Section 2, (iii) with respect to any Manager as provided in Article IV, Section 6, (iv) with respect to any termination of this Trust to the extent and as provided in Article IX, Section 4, (v) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 8, and (vi) with respect to such additional matters relating to the Trust as may be required by this Declaration of Trust, the Bylaws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the Bylaws, be voted in the aggregate as a single class without regard to series or classes of shares, except (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more series or classes of Shares materially differently, Shares shall be voted by individual series or class; and (2) when the Trustees have determined that the matter affects only the interests of one or more series or classes, only Shareholders of such series or classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and, in the case of a challenge by any person other than the Trust, the burden of proving invalidity shall rest on the challenger. Until Shares of any series or class are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders as to such series or class.

Voting Power and Meetings

Section 2. Meetings of Shareholders of any or all series or classes may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such series or classes as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder’s address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least

10% of the then outstanding shares of all series and classes entitled to vote at such meeting requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the Bylaws, then Shareholders holding at least 10% of the then outstanding Shares of all series and classes entitled to vote at such meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Notice of a meeting need not be given to any Shareholder if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her.

Quorum and Required Vote

Section 3. Thirty percent of Shares entitled to vote on a particular matter shall be a quorum for the transaction of business on that matter at a Shareholders’ meeting, except that where any provision of law or of this Declaration of Trust or the Bylaws requires that holders of any series or class shall vote as an individual series or class, then thirty percent of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. Any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting, without the necessity of further notice. Except when a larger vote is required by any provision of law or of this Declaration of Trust or the Bylaws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust or the Bylaws requires that the holders of any series or class shall vote as an individual series or class then a majority of the Shares of that series or class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that series or class is concerned.

Action by Written Consent

Section 4. Any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Additional Provisions

Section 5. The Bylaws may include further provisions, not inconsistent with this Declaration of Trust, regarding Shareholders’ voting powers, the conduct of meetings and related matters.

ARTICLE VI

Distributions, Redemptions and Repurchases

Distributions

Section 1. The Trustees may each year, or more frequently if they so determine, distribute to the Shareholders of each series out of the assets of such series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular series shall be made to said Shareholders pro rata in proportion to the number of Shares of such series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes of Shares of that Series, and any distribution to the Shareholders of a particular class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with the Bylaws.

Redemptions and Repurchases

Section 2. The Trust shall purchase such Shares as are offered by any Shareholder for redemption, upon the presentation of any certificate for the Shares to be purchased, a proper instrument of transfer and a request directed to the Trust or a person designated by the Trust that the Trust purchase such Shares, or in accordance with such other procedures for redemption as the Trustees may from time to time authorize; and the Trust will pay therefor the net asset value thereof, as next determined in accordance with the Bylaws, less any redemption charge fixed by the Trustees. Payment for said Shares shall be made by the Trust to the Shareholder within seven days after the date on which the request is made. The obligation set forth in this Section 2 is subject to the provision that in the event that at any time the New York Stock Exchange is closed for other than customary weekends or holidays, or, if permitted by rules of the Securities and Exchange Commission, during periods when trading on the Exchange is restricted or during any emergency which makes it impractical for the Trust to dispose of its investments or to determine fairly the value of its net assets, or during any other period permitted by order of the Securities and Exchange Commission for the protection of investors, such obligation may be suspended or postponed by the Trustees. The Trust may also purchase or repurchase Shares at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made. Payment for any redemption, purchase or repurchase may be made in cash or, except to the extent prohibited by the laws of any jurisdiction in which Shares are registered for sale, in other property or any combination thereof. The composition of any such payment shall be determined by the Trust in its sole discretion, and the Trust shall have no obligation to effect a pro rata division of cash or other property in making any such payment. In no event shall the Trust be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.

Redemption at the Option of the Trust

Section 3. The Trust shall have the right at its option and at any time to redeem Shares of any Shareholder at the net asset value thereof as determined in accordance with the Bylaws: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees, in which case the Trust may redeem all Shares owned by such Shareholder or only so many of such Shares as may be required to compensate the Trust for any fee fixed from time to time by the Trustees for the maintenance of small accounts; (ii) to the extent that such Shareholder owns Shares of a particular series of Shares equal to or in excess of a percentage of the outstanding Shares of that series determined from time to time by the Trustees; (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of such percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees; (iv) if such Shareholder fails to supply appropriate personal and tax identification information requested by the Trust; (v) if such Shareholder fails to meet or maintain the qualifications for ownership of a particular series or class; or (vi) if the Trustees determine for any other reason, in their sole discretion, that the ownership of Shares by a Shareholder is not in the best interests of the remaining Shareholders of the Trust or of the applicable series or class.

ARTICLE VIII

Indemnification

Shareholders

Section 4. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a Shareholder and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representative or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expense arising from such liability, but only out of the assets of the particular series of Shares of which he or she is or was a Shareholder.

ARTICLE IX

Miscellaneous

Trustees, Shareholders, etc. Not Personally Liable for Obligations of the Trust; Notice

Section 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series of Shares shall look only to the assets of the Trust or the assets of that particular series of Shares for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by any Trustee, officer, employee or agent on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to such person’s capacity as a Trustee, officer, employee or agent, and such person shall not be personally liable thereon.

Every note, bond, contract, instrument, certificate or undertaking executed on behalf of the Trust by any Trustee, officer, employee or agent of the Trust shall give notice that this Declaration of

Trust is on file with the Secretary of State of The Commonwealth of Massachusetts and shall recite that the same was executed by them on behalf of the Trust in their capacity as Trustees, officers, employees or agents of the Trust and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, and may contain such further recitals as the person so executing may deem appropriate, but any omission of such notice or recitals shall not operate to bind any such Trustee, officer, employee or agent or the Shareholders individually.

Amendments

Section 8. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote of the Shareholders, provided that Shareholder authorization shall not be required in the case of any amendment (i) having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein or (ii) which is determined by the Trustees in their sole discretion not to have a material adverse effect on the Shareholders of any series or class of Shares.

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